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                                                                EXHIBIT 5.1.(B)


                             PIPER & MARBURY L.L.P.


                                 March 27, 1996


Starwood Lodging Trust
Starwood Lodging Corporation
11835 West Olympic Boulevard
Suite 695
Los Angeles, California  90064
Ladies and Gentlemen:

         We have acted as special Maryland counsel in connection with the public offering by Starwood Lodging Trust, a Maryland real estate investment trust (the "Trust"), and Starwood Lodging Corporation, a Maryland corporation (the "Corporation"), of (i) shares of beneficial interest, $.01 par value, of the Trust (the "Trust Shares") and shares of common stock, $.01 par value, of the Corporation (the "Corporation Shares") which are "paired" and traded as units consisting of one Trust Share and one Corporation Share (the "Paired Common Shares"); (ii) convertible notes of the Trust and the Corporation (the "Convertible Notes"); (iii) (A) warrants to purchase Trust Shares and warrants to purchase Corporation Shares, which are "paired" and traded as units consisting of one warrant to purchase Trust Shares and one warrant to purchase a like number of Corporation Shares, (B) warrants to purchase shares of preferred stock of the Trust or the Corporation, or (C) warrants to purchase debt securities of the Trust or the Corporation (collectively, the "Warrants"); (iv) shares of preferred stock, $.01 par value, of the Trust (the "Trust Preferred Shares") and shares of preferred stock, $.01 par value, of the Corporation (the "Corporation Preferred Shares" and, with the Trust Preferred Shares, the "Preferred Shares") which may, but are not required to, be "paired" with preferred stock of the other entity; and (v) unsecured debt securities of the Trust or the Corporation (the "Debt Securities"). The Paired Common Shares, Convertible Notes, Warrants, Preferred Shares and Debt Securities are referred to herein collectively as the "Securities." The Securities to be issued by the Trust and the Corporation may have an aggregate public offering price of up to $400,000,000 and $100,000,000, respectively, (or its equivalent in another currency based on the exchange rate at the time of sale) in amounts, at prices and on terms to be determined at the time of offering.

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                                                                PIPER & MARBURY
                                                                     LLP


Starwood Lodging Trust
Starwood Lodging Corporation
March 27, 1996
Page 2


        In our capacity as special Maryland counsel, we have reviewed the following:

        (a) The Declaration of Trust of the Trust, as amended to date, certified by an officer of the Trust (the "Declaration of Trust");

        (b) The Charter of the Corporation, as amended to date, certified by an officer of the Corporation (the "Charter");

        (c) A copy of the Trustees Regulations of the Trust as in effect on the date hereof (the "Trust Regulations");

        (d) A copy of the By-laws of the Corporation as in effect on the date hereof (the "Corporation By-laws");

        (e) The Registration Statement on Form S-3, relating to the Securities, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, on November 16, 1995, as amended by Amendment No. 1 filed with the Commission on February 6, 1996 and Amendment No. 2 filed with the Commission on March 1, 1996 (as so amended and together with all exhibits thereto, the "Registration Statement");

        (f) Certified resolutions of the Board of Trustees of the Trust relating to the filing of the Registration Statement;

        (g) Certified resolutions of the Board of Directors of the Corporation relating to the filing of the Registration Statement;





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                                                                 PIPER & MARBURY
                                                                       LLP

Starwood Lodging Trust
Starwood Lodging Corporation
March 27, 1996
Page 3


   (h) A good standing certificate for the Trust, dated March 11, 1996 issued by the Maryland State Department of Assessments and Taxation (the "Department");

   (i) A good standing certificate for the Corporation, dated March 11, 1996, issued by the Department;

   (j) An Officer's Certificate of the Trust dated as of the date hereof as to certain factual matters (the "Trust Officers' Certificate");

   (k) An Officer's Certificate of the Corporation dated as of the date hereof as to certain factual matters (the "Corporation Officers' Certificate"); and

   (l) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

        In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Trust Officer's Certificate and the Corporation Officer's Certificate and have not independently verified the matters stated therein.

        We assume also that the issuance, sale, amount and terms of the Securities to be offered from time to time will be authorized and determined by proper action of the Board of Trustees of the Trust and the Board of Directors of the Corporation, as the case may be, in accordance with the parameters described in the Registration Statement (each, a "Board Action") and in accordance with the Declaration of Trust and the Charter, respectively, and applicable Maryland law. We further assume that (i) any Debt Securities will be issued pursuant to an indenture, a form of which is filed as Exhibit 4.1 to the Registration Statement (the "Indenture") among the Trust, the Corporation and a trustee to be named (the "Trustee"); (ii) any Convertible Notes will be issued pursuant to an indenture, a form of which is filed as Exhibit 4.2 to the Registration Statement (the "Note Indenture") among the Trust, the Corporation and a trustee to be named (the "Note Trustee"); (iii) prior to the issuance of any Corporation Shares, Corporation Preferred



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                                                               PIPER & MARBURY
                                                                     LLP


Starwood Lodging Trust
Starwood Lodging Corporation
March 27, 1996
Page 4


Shares, Trust Shares, Trust Preferred Shares or Warrants, there will exist, under the Declaration of Trust or the Charter, as the case may be, the requisite number of authorized but unissued Corporation Shares, Corporation Preferred Shares, Trust Shares or Trust Preferred Shares, as the case may be; and (iv) any Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), to be among the Trust, the Corporation and a financial institution identified therein as warrant agent (each, a "Warrant Agent").

        Based upon the foregoing, we are of the opinion that

                (i) The Trust has been duly formed and is validly existing in good standing as a real estate investment trust under the laws of the State of Maryland.

                (ii) The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

                (iii) (A) When specifically authorized for issuance by the Corporation's Board of Directors (the "Corporation Authorizing Resolution") in an amount not exceeding the authorized but unissued capital stock of the Corporation, (B) when issued as described in the Registration Statement and an applicable Prospectus Supplement that is consistent with the Corporation Authorizing Resolution, (C) upon receipt by the Corporation of the consideration provided for in the Corporation Authorizing Resolution (which consideration will not be less than the $.01 par value per share in the case of Corporation Shares or Corporation Preferred Shares), and (D) in the case of the Corporation Preferred Shares, when the Board of Directors authorizes and the Corporation prepares and files, in accordance with the laws of the State of Maryland, articles supplementary which set the terms of a series of Corporation Preferred Shares, including setting a quantity of unissued Corporation Preferred Shares as will permit the issuance of the shares of Corporation Preferred Shares authorized for issuance in the Corporation Authorizing Resolution and sets forth a description of the Corporation Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, that is consistent with the Corporation Authorizing Resolution, the Corporation Shares and the Corporation Preferred Shares will be legally issued, fully paid and nonassessable.


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                                                                PIPER & MARBURY
                                                                      LLP

Starwood Lodging Trust
Starwood Lodging Corporation
March 27, 1996
Page 5



        (iv)(A) When specifically authorized for issuance by the Trust's Board of Trustees (the "Trust Authorizing Resolution") in an amount not exceeding the authorized but unissued capital stock of the Trust, (B) when issued as described in the Registration Statement and an applicable Prospectus Supplement that is consistent with the Trust Authorizing Resolution, (C) upon receipt by the Trust of the consideration provided for in the Trust Authorizing Resolution (which consideration will not be less than the $.01 par value per share in the case of Trust Shares or Trust Preferred Shares), and (D), in the case of the Trust Preferred Shares, when the Board of Trustees authorizes and the Trust prepares and files, in accordance with the laws of the State of Maryland, articles supplementary which set the terms of a series of Trust Preferred Shares, including setting a quantity of unissued Trust Preferred Shares as will permit the issuance of the shares of Trust Preferred Shares authorized for issuance in the Trust Authorizing Resolution and sets forth a description of the Trust Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, that is consistent with the Trust Authorizing Resolution, the Trust Shares and the Trust Preferred Shares will be legally issued, fully paid and nonassessable.

        (v) When the Debt Securities have been (a) duly established by the Indenture, (b) duly authenticated by the Trustee and duly authorized and established by applicable Board Action, and (c) duly executed and delivered on behalf of the Trust or the Corporation, as the case may be, against payment therefor in accordance with the terms and provisions of such Board Action, the Indenture, any applicable supplemental indenture and as contemplated by the Registration Statement or an applicable prospectus supplement, the Debt Securities will be duly authorized and will constitute valid obligations of the Trust or the Corporation, as the case may be.

        (vi) When the Convertible Notes have been (a) duly established by the Note Indenture, (b) duly authenticated by the Note Trustee and duly authorized and established by applicable Board Action, and (c) duly executed and delivered on behalf of the Trust or the Corporation, as the case may be, against payment therefor in accordance with the terms and provisions of such Board Action, the Note Indenture, any applicable supplemental indenture and as contemplated by the Registration Statement or an applicable prospectus supplement, the Convertible Notes will be duly authorized and will constitute valid obligations of the Trust or the Corporation, as the case may be.
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                                                                PIPER & MARBURY
                                                                      LLP

Starwood Lodging Trust
Starwood Lodging Corporation
March 27, 1996
Page 6



        (vii) When, pursuant to requisite Board Action, Warrants have been duly authorized for issuance, the terms of the Warrants have been duly established, the Securities underlying the Warrants so approved for issuance have been duly authorized for issuance and reserved in an amount not exceeding the authorized but unissued capital stock of the Trust or the Corporation, as the case may be, or, in the case of Debt Securities, established in accordance with the terms of the Indenture, or, in the case of Convertible Notes, established in accordance with the terms of the Note Indenture, and when the Warrants are duly executed and delivered by the Corporation or the Trust in accordance with the requisite Board Action and the terms of any Warrant Agreement and authenticated by the Warrant Agent, upon receipt of the specified consideration therefor, the Warrants will be valid and binding obligations of the Trust or the Corporation, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors rights generally or general principles of equity.

        To the extent that the obligations of the Trust or the Corporation under the Indenture or the Note Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee or the Note Trustee, as the case may be, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee or the Note Trustee, as the case may be, is duly qualified to engage in the activities contemplated by the Indenture or the Note Indenture; that the Indenture or the Note Indenture has been duly authorized, executed and delivered by the Trustee or the Note Trustee, as the case may be, and constitutes the legally valid and binding obligation of the Trustee, or the Note Trustee, enforceable against the Trustee or the Note Trustee, in accordance with its terms; that the Trustee or the Note Trustee is in compliance, generally, with respect to acting as a trustee under the Indenture or the Note Indenture, as the case may be, with all applicable laws and regulations; and that the Trustee or the Note Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture or the Note Indenture, as the case may be.

        To the extent that the obligations of the Trust or the Corporation under any Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent

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                                                              PIPER & MARBURY
                                                                    LLP

Starwood Lodging Trust
Starwood Lodging Corporation
March 27, 1996
Page 7

enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally with respect to acting as a warrant agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organization and legal power and authority to perform its obligations under the Warrant Agreement.

        The opinions expressed above are limited to the law of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement.

                                             Very truly yours,


                                              PIPER & MARBURY L.L.P.